Exhibit 99.2

SkyWest, Inc. and Subsidiaries

Unaudited Pro Forma Condensed Combined Balance Sheet

As of September 30, 2010

(In thousands)

	Historical		Pro Forma		Pro Forma
	SkyWest	ExpressJet	Adjustments		Combined

CURRENT ASSETS:
Cash and cash equivalents	$82,774	$84,143	$—		$166,917
Marketable securities	793,954	—	(131,600	)(A)	662,354
Restricted cash	6,481	15,552	—		22,033
Income tax receivable	20,463	812	—		21,275
Receivables, net	103,429	8,933	—		112,362
Amounts due from Continental Airlines, net	—	514	(514	)(B)	—
Inventories, net	92,606	18,143	(3,470	)(C)	107,279
Prepaid aircraft rents	242,089	—	—		242,089
Deferred tax assets	49,235	7,286	1,790	(D)	58,311
Other current assets	24,657	12,102	514	(B)	37,273
Total current assets	1,415,688	147,485	(133,280)		1,429,893

PROPERTY AND EQUIPMENT:
Aircraft and rotable spares	3,726,282	209,163	(129,663	)(E)	3,805,782
Buildings, ground equipment and other	247,011	134,048	(83,097	)(E)	297,962
	3,973,293	343,211	(212,760)		4,103,744
Less accumulated depreciation and amortization	(1,125,175)	(174,561)	174,561	(E)	(1,125,175)
Total property and equipment, net	2,848,118	168,650	(38,199)		2,978,569

OTHER ASSETS:
Intangible assets, net	22,310	—	—		22,310
Other assets	110,048	7,518	8,824	(D)	126,390
Total other assets	132,358	7,518	8,824		148,700
Total assets	$4,396,164	$323,653	$(162,655)		$4,557,162

CURRENT LIABILITIES
Current maturities of long-term debt	$155,592	$3,459	$—		$159,051
Current portion of 11.25% Convertible Secured Notes	—	28,476	5,427	(F)	33,903
Accounts payable	170,147	3,618	—		173,765
Accrued salaries, wages and benefits	72,938	50,522	—		123,460
Accrued aircraft rents	8,938	—	—		8,938
Taxes other than income taxes	22,754	—	—		22,754
Other current liabilities	38,011	11,098	35,851	(G)	84,960
Accrued airport service costs	—	7,393	(7,393	)(G)	—
Accrued maintenance, materials and repair costs	—	17,880	(17,880	)(G)	—
Accrued taxes	—	8,978	(8,978	)(G)	—
Total current liabilities	468,380	131,424	7,027		606,831

OTHER LONG-TERM LIABILITIES	42,883	223	—		43,106

LONG-TERM DEBT, net of current maturities	1,787,439	—	—		1,787,439

DEFERRED INCOME TAXES PAYABLE	585,080	30,509	(30,509	)(D)	585,080

DEFERRED AIRCRAFT CREDITS	110,268	—	—		110,268

STOCKHOLDERS’ EQUITY
Preferred Stock	—	—	—		—
Common Stock	588,145	276	(276	)(H)	588,145
Additional paid in capital	—	279,424	(279,424	)(H)	—
Retained earnings (deficit)	1,104,771	(98,013)	120,337	(H)	1,127,095
Treasury Stock, at cost	(292,137)	(20,534)	20,534	(H)	(292,137)
Accumulated other comprehensive income	1,335	344	(344	)(H)	1,335
Total stockholders’ equity	1,402,114	161,497	(139,173)		1,424,438
Total liabilities and stockholders’ equity	$4,396,164	$323,653	$(162,655)		$4,557,162

SkyWest, Inc. and Subsidiaries

Unaudited Pro Forma Condensed Combined Statement of Operations

For the nine months ended September 30, 2010

(In thousands, except per share amounts)

	Historical		Pro Forma		Pro Forma
	SkyWest	ExpressJet	Adjustments		Combined
OPERATING REVENUES:
Passenger	$1,942,244	$557,134	$32,836	(JJ)	$2,532,214
Corporate Aviation	—	29,936	(29,936	)(JJ)	—
Ground handling and other	26,617	26,982	—		53,599
Total operating revenues	1,968,861	614,052	2,900		2,585,813

OPERATING EXPENSES:
Aircraft Fuel	$246,316	$34,054	$—		$280,370
Salaries, wages and benefits	537,640	272,600	—		810,240
Aircraft maintenance materials and repairs	338,984	148,756	(329	)(BB)	487,411
Aircraft rentals	229,684	19,999	—		249,683
Depreciation and Amortization	175,300	19,732	(5,189	)(CC)	189,843
Station rentals and landing fees	91,205	57,708	(793	)(DD)	148,120
Ground handling services	83,112	5,866	—		88,978
Other, net	116,629	60,047	23,583	(EE)	200,259
Impairment of fixed assets and goodwill	—	3,075	(3,075	)(EE)	—
Outside services	—	20,508	(20,508	)(EE)	—
Total operating expenses	1,818,870	642,345	(6,311)		2,454,904

OPERATING INCOME (LOSS)	$149,991	$(28,293)	$9,211		$130,909

OTHER INCOME (EXPENSE):
Interest income	$10,922	$259	$(1,806	)(FF)	$9,375
Interest expense	(64,883)	(4,312)	—		(69,195)
Other	(1,590)	166	(2,172	)(GG)	(3,596)
Gain on sale of short-term investments	—	887	(887	)(GG)	—
Extinguishment of debt	—	(3,059)	3,059	(GG)	—
Amortization of debt discount	—	(4,687)	4,687	(HH)	—
Total other income (expense), net	$(55,551)	$(10,746)	$2,881		$(63,416)

INCOME (LOSS) BEFORE INCOME TAXES	$94,440	$(39,039)	$12,092		$67,493
PROVISION (BENEFIT) FOR INCOME TAXES	35,296	5,584	4,555	(II)	45,435

NET INCOME (LOSS)	$59,144	$(44,623)	$7,537		$22,058

BASIC EARNINGS PER SHARE	$1.06				$0.39
DILUTED EARNINGS PER SHARE	$1.04				$0.39

WEIGHTED AVERAGE OF COMMON SHARES:
Basic	55,897				55,897
Diluted	56,795				56,795

SkyWest, Inc. and Subsidiaries

Unaudited Pro Forma Condensed Combined Statement of Operations

For the year ended December 31, 2009

(In thousands, except per share amounts)

	Historical		Pro Forma		Pro Forma
	SkyWest	ExpressJet	Adjustments		Combined
OPERATING REVENUES:
Passenger	$2,582,238	$597,424	$56,729	(AA)	$3,236,391
Corporate Aviation	—	56,729	(56,729	)(AA)	—
Ground handling and other	31,376	34,105	—		65,481
Total operating revenues	2,613,614	688,258	—		3,301,872

OPERATING EXPENSES:
Aircraft Fuel	$390,739	$13,412	$—		$404,151
Salaries, wages and benefits	698,326	329,227	—		1,027,553
Aircraft maintenance materials and repairs	436,039	161,504	(438	)(BB)	597,105
Aircraft rentals	300,773	21,898	—		322,671
Depreciation and Amortization	221,548	30,346	(6,918	)(CC)	244,976
Station rentals and landing fees	116,312	60,549	(1,057	)(DD)	175,804
Ground handling services	95,805	9,314	—		105,119
Other, net	141,877	78,756	30,436	(EE)	251,069
Marketing and distribution	—	2,295	(2,295	)(EE)	—
Impairment of fixed assets and goodwill	—	1,278	(1,278	)(EE)	—
Outside services	—	26,863	(26,863	)(EE)	—
Total operating expenses	2,401,419	735,442	(8,413)		3,128,448

OPERATING INCOME (LOSS)	$212,195	$(47,184)	$8,413		$173,424

OTHER INCOME (EXPENSE):
Interest income	$11,121	$968	$(2,409	)(FF)	$9,680
Interest expense	(86,330)	(7,562)	—		(93,892)
Impairment on marketable securities	(7,115)	(108)	—		(7,223)
Other	1,862	(773)	3,153	(GG)	4,242
Equity investments loss, net	—	(377)	377	(GG)	—
Gain on sale of short-term investments	—	4,547	(4,547	)(GG)	—
Extinguishment of debt	—	(1,017)	1,017	(GG)	—
Amortization of debt discount	—	(4,863)	4,863	(HH)	—
Total other income (expense), net	$(80,462)	$(9,185)	$2,454		$(87,193)

INCOME (LOSS) BEFORE INCOME TAXES	$131,733	$(56,369)	$10,867		$86,231
PROVISION (BENEFIT) FOR INCOME TAXES	48,075	(53,063)	4,094	(II)	(894)

NET INCOME (LOSS)	$83,658	$(3,306)	$6,773		$87,125

BASIC EARNINGS PER SHARE	$1.50				$1.56
DILUTED EARNINGS PER SHARE	$1.47				$1.53

WEIGHTED AVERAGE OF COMMON SHARES:
Basic	55,854				55,854
Diluted	56,814				56,814

SkyWest, Inc.

Notes to Unaudited Pro Forma Condensed Combined Balance Sheet and Statements of Operations

1.             Basis of Presentation

On November 12, 2010, SkyWest, Inc. (“SkyWest”) completed its acquisition of ExpressJet Holdings, Inc. (“ExpressJet”) via the merger of Express Delaware Merger Co. an indirect wholly owned subsidiary of SkyWest (the “SkyWest Subsidiary”), with and into ExpressJet, with ExpressJet continuing as the surviving company in the merger and becoming an indirect, wholly-owned subsidiary of SkyWest (the “Merger”).

At the effective time, as a result of the Merger, each issued and outstanding share of ExpressJet common stock (other than shares owned by ExpressJet as treasury stock or shares owned by SkyWest, SkyWest Subsidiary or any other wholly-owned subsidiary of SkyWest) was converted into the right to receive $6.75 per share in cash, payable to the holder thereof, without interest.  Based on the number of outstanding shares of ExpressJet common stock as of the effective time of the Merger, the aggregate value of the Merger consideration was $131.6 million.  After taking in effect the number of shares acquired by SkyWest, SkyWest Subsidiary or any other wholly-owned subsidiary of SkyWest prior to the effective time, the aggregate value of the Merger consideration was $135.1 million.

In connection with the transactions contemplated by the Merger, ExpressJet Airlines, Inc., an indirect wholly owned subsidiary of ExpressJet Holdings (“ExpressJet”), and Continental Airlines, Inc. (“Continental”) entered into a Capacity Purchase Agreement (the “CPA”) whereby ExpressJet agreed to provide regional airline services in the Continental flight system.  The CPA became effective on November 12, 2010.

The Unaudited Pro Forma Condensed Combined Balance Sheet as of September 30, 2010 has been prepared to illustrate the pro forma effects of the Merger as if it had occurred on September 30, 2010.  The Unaudited Pro Forma Condensed Combined Statements of Operations for the nine months ended September 30, 2010 and for the year ended December 31, 2009 have been prepared to illustrate the pro forma effects of the Merger as if it had occurred at January 1, 2009.  The unaudited pro forma combined condensed financial statements include pro forma adjustments based on the preliminary valuation of the assets acquired and liabilities assumed as a result of the Merger.  These adjustments are subject to further revision as additional information becomes available and additional analyses are performed.  The Unaudited Pro Forma Condensed Combined Balance Sheet as of September 30, 2010 includes a pro forma adjustment for a bargain purchase gain of $22.3 million resulting from the difference in the Merger consideration and the preliminary value of net assets acquired.  The estimated bargain purchase gain is reflected as a pro forma adjustment to retained earnings.

2.             Pro Forma Financial Statements and Adjustments

The unaudited pro forma condensed combined information is presented for illustrative purposes only.   Such information does not purport to be indicative of the results of operations or financial position that actually would have resulted had the Merger occurred on the date indicated, nor is it indicative of the results that may be expected in future periods.  The pro forma adjustments are based upon information and assumptions available at the time of filing this Current Report on Form 8-K/A.

The Unaudited Pro Forma Condensed Combined Balance Sheet as of September 30, 2010 and Unaudited Pro Forma Condensed Combined Statements of Operations for the nine months ended September 30, 2010 and for the year ended December 31, 2009 give effect to the following pro forma adjustments:

(A)      Reflects the consideration paid by SkyWest for the outstanding shares of ExpressJet common stock as of the effective time of the Merger.

(B)        Reflects a reclassification of the ExpressJet assets reported under ExpressJet’s financial statement classifications to SkyWest’s financial statement classifications.

(C)        Reflects a reduction to the ExpressJet inventory resulting from an adjustment to record inventory at the estimated fair value as a result of the Merger.

(D)       Reflects an adjustment to the deferred tax assets and liabilities based upon SkyWest’s consolidated tax positions as a result of the Merger.

(E)         Reflects the elimination of the accumulated depreciation of the ExpressJet fixed assets and a net reduction in Aircraft and Rotable Spares of $23.3 million and a net reduction in Buildings, ground equipment and other of $14.9 million resulting from an adjustment to record fixed assets at the estimated fair value as a result of the Merger.

(F)         Reflects an adjustment to the eliminate the debt discount and to record the current portion of the 11.25% Convertible Secured Notes at the estimated fair value as a result of the Merger.

(G)        Reflects a reclassification of the ExpressJet liabilities reported under ExpressJet’s financial statement classifications to SkyWest’s financial statement classifications, which increased Other Current Liabilities by $34.3 million and an adjustment to reflect the estimated fair value of lease obligations as a result of the Merger, which increased Other Current Liabilities by $1.6 million.

(H)       Reflects the elimination of the ExpressJet Stockholders’ Equity accounts as a result of the Merger and reflects a $22.3 million adjustment to retained earnings based on the preliminary estimate of a bargain purchase gain resulting from the Merger.

(AA)       Reflects a reclassification of the ExpressJet revenues reported under ExpressJet’s financial statement classifications to SkyWest’s financial statement classifications.

(BB)        Reflects a reduction to the ExpressJet maintenance expense resulting from an adjustment to record inventory at the estimated fair value as a result of the Merger.

(CC)        Reflects a reduction to the ExpressJet depreciation expense resulting from an adjustment to record the depreciable basis of property and equipment at fair value as a result of the Merger.

(DD)       Reflects a reduction to the ExpressJet rental expense resulting from an adjustment to record lease obligations at fair value as a result of the Merger.

(EE)        Reflects a reclassification of the ExpressJet operating expenses reported under ExpressJet’s financial statement classifications to SkyWest’s financial statement classifications.

(FF)        Reflects a reduction to SkyWest interest income due to the reduction in $131.6 million in marketable securities resulting from consideration paid for the outstanding shares of ExpressJet.

(GG)       Reflects a reclassification of the ExpressJet other income and expense reported under ExpressJet’s financial statement classifications to SkyWest’s financial statement classifications.

(HH)       Reflects the reduction of the ExpressJet interest expense as a result of eliminating the debt discount as a result of the Merger.

(II)           Reflects the income tax affect on the pro forma adjustments.

(JJ)          Reflects an increase to the ExpressJet passenger revenue of $2.9 million resulting from the reversal of a sales discount that was recorded resulting from warrants issued to United Air Lines, Inc. (“United”) that was deemed to be consideration in exchange for a flying contract with United.  As a result of the Merger, SkyWest acquired all outstanding ExpressJet shares owned by United at the time of the Merger.  Passenger revenue additionally reflects a $29.9 million adjustment to reflect a reclassification of the ExpressJet revenues reported under ExpressJet’s financial statement classifications to SkyWest’s financial statement classifications.